Exhibit 99.1

Barnes & Noble Announces Hart-Scott-Rodino Approval of Liberty Media Investment

Liberty Elects Two Nominees to Barnes & Noble Board

NEW YORK, Sep 20, 2011 (BUSINESS WIRE) -- Barnes & Noble, Inc. (NYSE: BKS), the world's largest bookseller, today announced that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Act.

Barnes & Noble announced on August 18 that Liberty Media invested an aggregate of $204 million in the Company through the purchase of newly issued convertible preferred stock. Under the terms of the strategic investment, Liberty purchased preferred stock, convertible into approximately 12 million shares or 16.6% (after giving effect to the issuance) of the Company's common stock at a price of $17 per share, and with a dividend rate of 7.75% per annum to be paid quarterly.

Under the terms of the investment, Liberty has elected two nominees to Barnes & Noble's board of directors. Barnes & Noble will expand its board to eleven members to include Gregory B. Maffei, Liberty Media's President and CEO and Mark D. Carleton, Senior Vice President of Liberty.

ABOUT BARNES & NOBLE, INC.

Barnes & Noble, Inc. (NYSE: BKS), the world's largest bookseller and a Fortune 500 company, operates 704 bookstores in 50 states. Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 635 college bookstores serving over 4.6 million students and faculty members at colleges and universities across the United States. Barnes & Noble conducts its online business through BN.com ( www.bn.com ), one of the Web's largest e-commerce sites, which also features more than two million titles in its NOOK Bookstore(TM) ( www.bn.com/ebooks ). Through Barnes & Noble's NOOK(TM) eReading product offering, customers can buy and read digital books and content on the widest range of platforms, including NOOK devices, partner company products, and the most popular mobile and computing devices using free NOOK software.

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate website: www.barnesandnobleinc.com .

NOOK Simple Touch Reader(TM), NOOK 1st Edition(TM), NOOK 1st Edition Wi-Fi(TM), NOOK Color(TM), Reader's Tablet(TM), Fast Page(TM), NOOK Books(TM), NOOK Bookstore(TM),NOOK Newsstand(TM), NOOK Magazines(TM), NOOK Newspapers(TM), NOOK Apps(TM),PubIt!(TM), NOOK Kids(TM),Read In Store(TM),More In Store(TM),NOOK Friends(TM), LendMe(R),NOOK Library(TM),NOOK Boutiques(TM),The Barnes & Noble Promise(TM), NOOK Books en espanol(TM), NOOK Study(TM), Free Friday(TM), Lifetime Library(TM) and Read What You Love. Anywhere You Like(TM) are trademarks of Barnes & Noble, Inc. Other trademarks referenced in this release are the property of their respective owners.

Follow Barnes & Noble on Twitter ( www.bn.com/twitter ), Facebook ( http://www.facebook.com/barnesandnoble ) and YouTube ( http://www.youtube.com/user/bnstudio ).

Forward-looking statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble's products, low growth or declining sales and net income due to various factors, possible disruptions in Barnes & Noble's computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, potential effects of a bankruptcy filing by one of Barnes & Noble's largest competitors and actions taken by that competitor during bankruptcy, including store closures, sales of inventory at discounted prices and elimination of liabilities, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of Barnes & Noble's online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of Barnes & Noble's strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, product and component shortages, and other factors which may be outside of Barnes & Noble's control, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble's Annual Report on Form 10-K, filed with the SEC on June 29, 2011, and in Barnes & Noble's other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

Contact:

Media Contact:
Barnes & Noble, Inc.
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investor Contacts:
Barnes & Noble, Inc.
Joseph J. Lombardi, 212-633-3215
Chief Financial Officer
jlombardi@bn.com
or
Barnes & Noble, Inc.
Andy Milevoj, 212-633-3489
Director of Investor Relations
amilevoj@bn.com